UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

December 4, 2014

(Date of earliest event reported)

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32167	76-0274813
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Post Oak Place, Suite 300

Houston, Texas 77027

(Address of principal executive offices, including zip code)

(713) 623-0801

(Registrant's telephone number, including area code)

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2014, the board of directors (the “Board”) of VAALCO Energy, Inc. (the “Company”) adopted the VAALCO Executive and Non-Employee Director Stock Retention Guidelines (the “Guidelines”) that are applicable to all of the Company’s named executive officers and non-employee directors (“Covered Participants”). The Guidelines will be administered by the Company’s Nominating and Corporate Governance Committee, which may recommend the amendment, modification or termination of the Guidelines to the Board for approval.  The Guidelines require Covered Participants to own shares of the Company’s common stock sufficient in number to satisfy the relevant amount specified below as a multiple of the Covered Participant’s annual base salary or retainer, as applicable:

Position	Required Share Retention
Non-Employee Member of the Board of Directors	5 times annual retainer

CEO	5 times annual base salary

COO	4 times annual base salary

CFO	3 times annual base salary

EVP	2 times annual base salary

The determination date for establishing compliance with the Guidelines will be April 1 of each year.  Shares of Common Stock that count towards compliance with the Guidelines include: shares owned individually or jointly by the Covered Participant or immediate family members residing in the same house; vested and unvested shares of restricted stock; shares owned indirectly, including those in a trust, partnership, limited liability company or other entity for the benefit of the Covered Participant, his or her spouse or their children; and vested share units, including deferred stock, restricted stock, exercised share options and performance shares that are settled in shares. The following do not count toward compliance with the Guidelines: shares held in margin accounts or pledged as loan collateral; vested shares, including deferred stock units, restricted stock units, or performance share units, that are settled in cash; unvested share units, including deferred stock, restricted stock, or performance shares; unexercised stock options (whether vested or unvested); and long-term incentive performance awards that are settled in cash (whether vested or unvested).

Each Covered Participant has five years from the adoption of the Guidelines, or the date of his or her appointment to an officer or director position, whichever is later, to satisfy the retention Guidelines. Until the applicable ownership level is achieved, the Covered Participant is required to retain 60% of the net shares of Common Stock acquired through Company-provided equity awards, as a result of the exercise, vesting or payment of any Company equity awards granted.  At no time will a Covered Participant be required to purchase shares to comply with the Guidelines.  The Nominating and Corporate Governance Committee may waive the applicability of the Guidelines for financial hardship or similar circumstances.

The foregoing description of the Guidelines does not purport to be complete and is qualified in its entirety by reference to the full text of the Guidelines, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The Exhibit listed below is being furnished with this Form 8-K.

Exhibit 99.1 VAALCO Executive and Non-Employee Director Stock Retention Guidelines

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.

December 9, 2014	By:	/s/ Steven P. Guidry
Steven P. Guidry
Chief Executive Officer and Chairman

EXHIBIT INDEX

Exhibit No.	Description

99.1	VAALCO Executive and Non-Employee Director Stock Retention Guidelines